UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On August 23, 2016, TICC Capital Corp. issued the following press release:

TICC Sends Letter to Stockholders Urging Them to Vote White Proxy Card Today

TICC Urges Stockholders to Protect the Current Distribution Policy and Investment by Voting Against TSLX’s Proposals

GREENWICH, Conn.-- TICC Capital Corp. (NASDAQ: TICC) (the "Company," "TICC," "we," or "our") today sent a letter to stockholders urging them to reject TPG Specialty Lending Inc’s (TSLX) self-serving campaign by voting “FOR” the Company’s proposals on the WHITE proxy card.

The full text of the letter is as follows:

August 23, 2016

THE TIME TO ACT IS NOW – MAKE YOUR VOICE HEARD AND PRESERVE TICC’S CURRENT DISTRIBUTION POLICY – VOTE THE WHITE PROXY CARD TODAY!

Vote AGAINST Termination of Investment Advisory Agreement (PROPOSAL 4)

VOTE FOR THE RE-ELECTION OF TONIA L. PANKOPF (PROPOSAL 1)

Dear Fellow Stockholder:

The TICC Annual Meeting, scheduled for September 2, 2016, is rapidly approaching. Time is short, make your voice heard TODAY! To protect the value of your investment, vote the enclosed WHITE proxy card! Your vote is important to the future of TICC, and vital to maintaining our current distribution policy.

TSLX has run a misleading, self-serving campaign that puts their own interests ahead of yours. We strongly encourage you to disregard any gold proxy cards you’ve received from TSLX. If you have already returned a gold proxy card, it is not too late to change your vote. Simply vote the enclosed WHITE proxy card today.

WHAT DOES A VOTE ON THE WHITE PROXY CARD REPRESENT?

•	Vote FOR the re-election of Tonia L. Pankopf (Proposal 1)
o	Highly-qualified, independent director with a deep understanding of TICC’s business
o	Extensive investment management experience and corporate governance expertise
o	Plays a crucial role at TICC, including implementing governance changes as a member of the Board’s Nominating and Corporate Governance Committee.

As demonstrated in the below table, Tonia L. Pankopf has the relevant experience and expertise to help drive sustainable, long-term stockholder value.

	Tonia Pankopf	T. Kelley Millet
1940 Act/BDC Experience	✓	✗
Experience in the Fair Valuation of Illiquid Investments	✓	✗
Diversity	✓	✗
Corporate Governance Experience	✓	●
Public/Shareholder relations Experience	✓	●

✓= significant experience, ● = some experience, ✗ = no experience

•	Vote AGAINST the termination of the Investment Advisory Agreement (Proposal 4)

o	TICC’s investment advisor, together with the Board, is working hard to improve TICC and maintain the current distribution policy.

o	TICC is committed to its current distribution policy, which has delivered strong, consistent returns to stockholders. Since the beginning of 2009, TICC has delivered a Total Shareholder Return of 323%, outperforming both the S&P 500 and our peer group of externally-managed BDCs[1].

o	TICC’s investment strategy is working: our recent operating results and the recent significant increase in the book value per share of our common stock show that we are on the right track to deliver attractive returns to stockholders.

[1]	Externally-managed BDCs with more than $100MM in market capitalization and pre-2009 IPOs, and externally-managed BDCs with $250-750MM market capitalization.

HELP TICC IMPLEMENT OUR STRATEGY AND PROVIDE ATTRACTIVE RETURNS – VOTE AGAINST PROPOSAL 4!

Notes

1.	Peers include externally-managed BDCs with >$100MM market capitalization and pre-2009 IPOs, and externally-managed BDCs with $250-750MM market capitalization; peers include AINV, ARCC, BKCC, FSC, GAIN, GLAD, GSBD, MCC, MVC, PNNT, PSEC, SLRC, TCPC, TCRD

TSLX HAS NO PLAN – THEIR PROPOSALS ARE MISLEADING AND HAVE THE POTENTIAL TO DESTROY STOCKHOLDER VALUE!

•	TSLX has not articulated any plan and is putting your investment at risk.
•	They are asking you to vote to terminate the existing investment advisory agreement, which could result in TICC being left with NO investment advisor, NO management team and NO operational infrastructure, potentially leading to a significant loss of value for stockholders.
•	They have not openly stated whether they want to take control of the management of TICC’s assets.
•	Their nominee has been unclear about his position with respect to TICC’s current distribution policy.

To avoid potential disruptions to our operations, including the recent improvement in our operating performance, and current distribution policy, vote AGAINST the termination of the Investment Advisory Agreement (Proposal 4) and reject TSLX’s director nominee by voting FOR the re-election of Tonia L. Pankopf (Proposal 1)!

YOUR VOTE IS CRUCIAL! THIS IS YOUR LAST CHANCE TO VOTE!

NO MATTER HOW MANY SHARES YOU OWN PLEASE VOTE THE WHITE PROXY CARD TODAY!

Please follow the instructions on your WHITE proxy card or return it in the postage-paid envelope that is provided. Electronic voting is available.

If you have any questions or need assistance in voting your shares, please call our proxy advisor Alliance Advisors toll free at 855-601-2247

Thank you for your support.

Sincerely,

Steve Novak

Chairman of the Board of Directors, TICC Capital Corp.

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It
TICC has filed a definitive proxy statement on Schedule 14A and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for TICC’s 2016 annual stockholder meeting (the “Annual Meeting”).  The Company has distributed the definitive proxy statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. TICC STOCKHOLDERS ARE URGED TO READ THE COMPANY’S PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT TICC AND THE ANNUAL MEETING. These documents, including any proxy statement (and amendments and supplements thereto) and other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at TICC’s investor relations website (http://ir.ticc.com), or by writing to TICC at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Annual Meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on July 12, 2016 (the “Schedule 14A”). To the extent holdings of such participants in TICC securities have changed since the amounts described in the Schedule 14A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

TICC Contacts

Media:
Emily Deissler/Nikki Ritchie/Ben Spicehandler

Sard Verbinnen & Co

212-687-8080

Stockholders:

Alliance Advisors, LLC

855-601-2247